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                                                                    EXHIBIT 10.4


               MASTER LOW POWER TELEVISION AFFILIATION AGREEMENT

              -------------------------------------------------

     This MASTER LOW POWER TELEVISION AFFILIATION AGREEMENT ("Affiliation Agreement") is entered into effective as of May 1, 1996 by and between HOME SHOPPING CLUB, INC. ("HSC") and SILVER KING COMMUNICATIONS, INC. ("Silver King") relating to the broadcast by Silver King's beneficially owned Low Power Television Stations (the "Stations") of HSC's daily television broadcast program services known as SPREE! and HOME SHOPPING NETWORK for the presentation and sale of products, as such programming may be revised from time to time at the sole discretion of HSC (hereinafter an "HSC Program Service" or "HSC Program Services," as applicable).


                                    RECITALS

I. HSC has previously entered into affiliation agreements with the Stations set forth on Schedule A.

II. Silver King also beneficially owns certain Stations set forth on Schedule B that previously have not entered into affiliation agreements for carriage of an HSC Program Service.

III. Silver King and HSC desire to enter into this Affiliation Agreement to provide that Stations will carry an HSC Programming Service under the terms set forth below.

     Now therefore, HSC and Silver King agree as follows:

     1.  RECITALS.   The Recitals are true and correct and are hereby made a
part of this Affiliation Agreement.

     2. PROGRAMMING. Silver King has determined that the public interest, convenience and necessity would be served by broadcast by its Stations of the HSC Program Services. Therefore, HSC will offer Stations the HSC Program Services as set forth in Schedule C to be broadcast on a network basis in the Nielsen Station Index Designated Market Area ("DMA") in the communities that the Stations are licensed by the Federal Communications Commission ("FCC") to serve. HSC reserves the right to air portions or all of HSC Program Services programming on other low power or full power television stations located within and without each Station's DMA. Silver King understands and agrees that HSC may switch any Station's programming service from an HSC Program Service to another HSC programming service, and HSC may also authorize carriage of any programming service delivered by HSC by any means of transmission, including broadcast television, cable television, secondary transmissions, direct broadcast satellite service, private or master antenna cable service or similar video or audio transmission services which serve communities located within a Station's DMA.

     3.  SCHEDULE.   Each of the Stations shall, subject to the rights set
forth under Section 5 below, broadcast the HSC Program Services, as available, 24 hours per day, seven days per week, 364 days per year.




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     4.  BROADCAST IN ENTIRETY.  Silver King agrees to broadcast the designated
HSC Program Services in their entirety without any editing, delay, addition, alteration or deletion, including without limitation all network identifications, all promotional material (except promotional material which each Station, in its sole discretion, determines would be inconsistent with the public interest), all copyright notices, all credits and billings, and any other proprietary material of any kind or nature included therein. Each Station shall have the right to insert station identification announcements, commercials as permitted herein . If each Station carries both the audio and the video portions of an HSC Program Service (whether compressed or not), Silver King shall be entitled to full compensation as set forth in this Agreement for such carriage.

     5. STATION PROGRAMMING TIME. HSC agrees to make available to Station a minimum of four (4) minutes in each hour of the SPREE! HSC Program Service and a minimum of two (2) minutes in each hour of the Home Shopping Network HSC Program Service broadcast by Stations for use by Stations for the broadcast of commercials, news, or public affairs programming. This number of minutes may be amended by HSC and Silver King's mutual agreement from time to time. Silver King agrees that commercials other than those offered to Station by HSC or any of HSC's affiliates will not solicit direct response orders by a viewer in writing or by telephone unless carriage of such commercials is preapproved in writing by HSC.

     6.  COMPENSATION.

         a.      Within forty-five (45) days following the end of each
month, HSC will compensate Silver King for broadcast by the Stations' HSC Program Services in the amount of $45,833.33 (amounting to a total annual
payment of approximately $550,000).   Silver King shall submit to HSC within
thirty (30) business days after the end of each calendar month, upon forms acceptable to HSC, reports confirming each Station's broadcast of an HSC Program Service during the calendar month prior to the date of such report in accordance with the terms of this Agreement.

         b. In the event that any Station incurs an outage (i.e., a Station is unable to deliver the audio and video portions of any HSC Program Service at full FCC authorized power and broadcast a picture and sound quality that complies with FCC broadcast engineering standards) which was within Silver King's reasonable control and Silver King failed to act in good faith to remedy the outage, then the payment to Silver King shall be proportionately adjusted based on the number of Stations covered under this Affiliation Agreement to reflect the length of each outage. Any outage of a period of 12 hours or more shall be considered an outage of a full day. Any outage of a period of less than 12 hours shall not be counted.

     7. TERM; RENEWALS. This Agreement shall become effective at 12:01 a.m. on May 1, 1996, and it shall continue until 11:59 p.m. on April 30, 2000.

     8. PROGRAM DELIVERY. HSC will deliver the HSC Program Services by means of one (1) or more domestic communications satellites or as otherwise agreed upon between the parties to each Station's processing equipment, and each Station shall be obligated to process and broadcast an HSC


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Program Service over its facilities.  HSC shall give Silver King  ninety (90)
days advance written notice of any proposed change of satellite transmission.

     9. PROMOTION. HSC and Station agree to promote the broadcast of the HSC Program Service in a cooperative manner. Silver King agrees that, to the extent it deems consistent with the public interest, convenience and necessity, it will promote the HSC Program Services in each Station's DMA. Such promotion may include, without limitation, on-the-air television or radio promotion, billboards and newspapers or other printed advertisements, announcements or other local publicity.

     10. SERVICE MARKS. Silver King hereby acknowledges that HSC is a licensee of Home Shopping Network, Inc. ("HSN") with rights to sublicense the following trademarks, service marks and trade names: HSN, HSC, HOME SHOPPING NETWORK, HOME SHOPPING CLUB, SPREE, HOME SHOPPING SPREE, SPREE!, HSC1, HSC2, HSN1, HSN2, and SPENDABLE KA$H (collectively, the "trademarks"). Station hereby acknowledges that the trademarks are the property of HSN and that use of said trademarks by Silver King in connection with broadcasts by the Stations and any trademarks hereafter developed by HSN and used by Stations shall inure to the benefit of HSN. Silver King and Stations, in connection with broadcasts by the Stations, shall have the right to develop and distribute promotional materials incorporating such trademarks, provided, however, that any such promotional material (other than material obtained from HSC pursuant to this Agreement) shall clearly identify the trademarks as the property of HSN through the symbol "SM" or its legal equivalent and language identifying HSN as the owner thereof; and if requested by HSC, any use of the trademarks in specimens must be submitted in representative form for HSN's or HSC's prior written approval.

     11. FAILURE OF PERFORMANCE. Neither Silver King nor HSC shall incur any liability hereunder because of HSC's failure to deliver or any Station's failure to broadcast an HSC Program Service due to labor disputes, satellite transmission problems beyond HSC's control, satellite reception problems beyond a Station's control, or other causes beyond the control of HSC or a Station.

     12. CHANGES IN STATION FACILITIES. Silver King shall, within five (5) days of filing of any application with the Federal Communications Commission with respect to a Station, notify HSC in writing of any change in its transmitter location, power, community of license, or frequency and will notify HSC five
(5) days prior to any planned change in hours of operation. In addition, Silver King shall notify HSC within twenty-four (24) hours of any change in a Station's operating power, transmitter or antenna, or any cessation of a Station's broadcast operations, whether voluntary or involuntary.

     13. TRANSFER AND ASSIGNMENT. Silver King shall notify HSC within five (5) days of the filing of any application with the FCC seeking the FCC's consent to the transfer of control of any Station or the assignment of a Station's license. Except for transfer of control and assignment of licenses governed by
Section 73.3540(f) of the FCC's current Rules and Regulations (or any successor provision thereto), HSC may terminate this Agreement as of the effective date of a transfer of control or assignment. Upon HSC's request, Silver King agrees that, prior to the effective date of any such transfer of control or assignment, it shall procure and deliver to HSC, in a form satisfactory to HSC, the agreement of the transferee or assignee to enter into an affiliation agreement with HSC.

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     14. LIMITATION ON USE OF HSC PROGRAM SERVICE. Silver King shall not authorize, cause, permit or enable anything to be done whereby an HSC Program Service provided pursuant to this Agreement may be used for any purpose other than broadcasting by a Station to that Station's DMA, which broadcast is intended for free over-the-air reception by the general public (but which may in turn be retransmitted by one or more cable systems). Silver King agrees that neither it nor the Stations will tape, record or otherwise duplicate an HSC Program Service for rebroadcast as promotional material without first securing HSC's prior written consent thereto.

     15. LICENSES. Silver King represents that each Station shall maintain such licenses and authorizations, including performing rights licenses as now are or hereafter may be in general use and necessary for that Station's broadcast of an HSC Program Service. HSC will clear at the source any music in the repertory of ASCAP and BMI used on the HSC Program Services, thereby licensing the broadcasting of such music in such programs over the Stations. HSC shall be responsible for all music rights payments that may be required, other than music performance rights, with respect to any of the HSC Program Services. Silver King shall be responsible for all music license requirements for any commercial or other material inserted by the Stations and not supplied by HSC or any of its affiliates.

     16. RIGHT OF REFUSAL. Nothing herein contained shall be construed to prevent or hinder a Station from rejecting or refusing such portions of an HSC Program Service which that Station reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest or from substituting a program which in a Station's opinion is of greater local or national importance. Silver King shall notify HSC, by the end of the calendar month in which any such rejection or substitution occurs, of such occurrence.

     17. RIGHT TO ENTER INTO AGREEMENT. HSC and Silver King each represents and warrants to the other that it has the authority to enter into this Agreement and that there are no restrictions, agreements, or limitations on its ability to perform all its obligations thereunder.

     18. LIABILITY FOR TAXES. HSC shall not be liable for any use, sales, excise, income, franchise, corporate or similar taxes which may be imposed upon or assessed against Silver King or any Station by virtue of the broadcast of an HSC Program Service. It is understood and agreed by the parties hereto that televised sales of product and merchandise are by HSC and not Silver King, and HSC shall be responsible for the collection and payment of all sales and/or use tax with respect to such sales, where applicable.

     19. AMENDMENT AND WAIVERS. No provision hereof shall be changed or modified except by a written agreement signed by HSC and Silver King. No provisions hereof may be waived unless such waiver is in writing and is signed by the party against whom the waiver is asserted. No such waiver shall be deemed to be a waiver of any preceding or succeeding breach of the same or of any other provisions.

     20. INDEMNIFICATION. HSC shall indemnify, defend and hold Silver King harmless against and from all claims, damages, liabilities, costs and expenses arising out of a Station's broadcast of an HSC Program Service in accordance with this Agreement, provided that Silver King notifies HSC


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promptly (within thirty (30) days of Silver King's awareness) of any claim or litigation to which this indemnity shall apply, and cooperates fully with HSC in the defense or settlement of such claims or litigation; and provided further that this indemnity shall not extend to any action or proceeding by or before the FCC relating to a Station's broadcast of an HSC Program Service. Silver King shall indemnify, defend and hold HSC harmless from all claims, damages, liabilities, costs and expenses arising out of any actions by a Station related to that Station's programming operations and any actions by a Station unrelated to this Agreement.

     21. NOTICE. Any notice required to be given hereunder shall be in writing and sent via United States mail to the appropriate party at the following address, or at such other address as may be given by notice hereunder or by delivering to such party in person at such address:

TO HSC:                             With a copy (which shall not constitute notice) to:

Home Shopping Network, Inc.         Legal Department
Broadcast Affiliations              Home Shopping Network, Inc.
Attn: Nory LeBrun                   P.O. Box 9090
Executive Vice President            Clearwater, Florida  34618-9090
P.O. Box 9090
Clearwater, Florida  34618-9090

TO SILVER KING:                     With a copy (which shall not constitute notice) to:

Silver King Communications, Inc.    Silver King Communications, Inc.
Attn: Chief Financial Officer       Attn: General Counsel
2425 Olympic Blvd.                  12425 28th Street North
Santa Monica, California 90404      St. Petersburg, Florida 33716

Where notice is sent by United States mail under this Agreement, it shall be effective three (3) business days after the date of mailing; and, if delivered by facsimile, by overnight service, or in person, such notice shall be effective when so delivered.

     22. GOVERNING LAW. The obligations of Silver King, the Stations and HSC are subject to applicable federal, state and local law, rules and regulations, including but not limited to, the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC; and this Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, and all questions with respect hereto shall be determined by such federal laws and by the laws of the State of Florida, as applicable.

     23. DISCONTINUANCE OF SERVICE. HSC agrees to notify Silver King of any decision to discontinue an HSC Program Service being aired by one or more of the Stations within ten (10) days of such decision, and such service shall be simultaneously replaced with another HSC programming service as provided in
Section 2 hereof.   HSC agrees to notify Silver King at least 90 days prior to discontinuation of all HSC Program Services, and in such event, this Affiliation Agreement shall



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terminate following expiration of the 90 day notice period.

     24. HEADINGS. The headings of the sections of this Agreement are for convenience only and shall not in any way effect the interpretation hereof.

     25. APPROVAL BY HSN. Notwithstanding anything to the foregoing, this Agreement between HSC and Silver King is expressly conditioned on the approval of HSN, and neither HSC nor Silver King shall have any right to terminate this Agreement except as provided in this Agreement, to take any action which may result in such termination under the terms of the Agreement except as permitted by this Agreement, or to make any substantial modification in this Agreement without the express prior written consent of HSN.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


HSC:                                       SILVER KING:

HOME SHOPPING CLUB, INC.                   SILVER KING COMMUNICATIONS, INC.
                                           on behalf of itself and the Stations set forth in
                                           Schedule C hereof.

By: /s/ H.A. LeBrun                           By: /s/ Michael Drayer
   ------------------------------             ------------------------------
   H. A. LeBrun                               Michael Drayer

Its  Executive Vice President              Its Executive Vice President
    ------------------------------            -------------------------------

Agreed and Consented to by:
HOME SHOPPING NETWORK, INC.


By:/s/ Kevin J. McKeon
   ------------------------------
   Kevin J. McKeon

Its Executive Vice President, Chief
   -----------------------------
    Financial Officer & Treasurer



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                                   Schedule A
                                   ----------

                    Stations With HSC Affiliation Agreements
                    ----------------------------------------

                                   Atlanta, W24AL
                                   Columbus, W13BN
                                   Huntington, W17BH
                                   Kansas City, K26CR
                                   Knoxville, W56CM
                                   Minneapolis, K35CY
                                   New Orleans, K14IE
                                   New York, W60AI*
                                   Springfield, W33AY
                                   St. Louis, K21OD
                                   St. Petersburg, W24BF
                                   Tucson, K21CX
                                   Wichita, K15DD





         *Note: the New York LPTV station is paid as part of the full power stations' fee



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                                   Schedule B
                                   ----------

                  Stations Without HSC Affiliation Agreements
                  -------------------------------------------

                                  Birmingham, W34BI
                                  Champaign, W39BH
                                  Des Moines, K41DD
                                  Jacksonville, W36AJ
                                  Mobile, W52BF
                                  Pensacola, W3lBB
                                  Portsmouth, W56CS
                                  Raleigh, W58CD
                                  Roanoke, W56CP
                                  Shreveport, K67FD
                                  Spokane, K14IF
                                  Toledo, W64BM
                                  Tulsa, K39CW





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                                   Schedule C

        Stations                          HSC Program Service Carried by Stations
        --------                          ---------------------------------------

         Atlanta, W24AL                                     SPREE!
         Birmingham, W34BI                                  SPREE!
         Champaign, W39BH                                   SPREE!
         Columbus, W13BN                                    SPREE!
         Des Moines, K41DD                                  SPREE!
         Huntington, W17BH                                  SPREE!
         Jacksonville, W36AJ                                SPREE!
         Kansas City, K26CR                                 SPREE!
         Knoxville, W56CM                                   HSN
         Minneapolis, K35CY                                 SPREE!
         Mobile, W52BF                                      SPREE!
         New Orleans, K14IE                                 SPREE!
         New York, W60AI*                                   SPREE!
         Pensacola, W3lBB                                   SPREE!
         Portsmouth, W56CS                                  SPREE!
         Raleigh, W58CD                                     SPREE!
         Roanoke, W56CP                                     SPREE!
         Shreveport, K67FD                                  SPREE!
         Spokane, K14IF                                     SPREE!
         Springfield, W33AY                                 SPREE!
         St. Louis, K21OD                                   SPREE!
         St. Petersburg, W24BF                              SPREE!
         Toledo, W64BM                                      SPREE!
         Tucson, K21CX                                      SPREE!
         Tulsa, K39CW                                       SPREE!
         Wichita, K15DD                                     SPREE!





         *Note: the New York LPTV station paid as part of the full power stations' fee and does not receive compensation under this Affiliation Agreement. In the event that the New York full power stations cease to carry any HSC Program Service, the parties agree that they shall negotiate in good faith with respect to the compensation to be paid to the New York LPTV station.


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